CONFORMED COPY


                    SECOND AMENDMENT dated as of June 2,
               1998 (this "Amendment"), among THE READER'S
               DIGEST ASSOCIATION, INC., a Delaware
               corporation (the "Company"), the BORROWING
               SUBSIDIARIES party to the Credit Agreement referred to below ("Borrowing Subsidiaries"), the undersigned financial institutions party to the Credit Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and J.P. Morgan Securities Inc., as syndication agent (in such capacity, the "Syndication Agent").

          A. Reference is made to the Credit Agreement dated as of November 12, 1996, as amended on September 17, 1997 (the "Credit Agreement") among the Company, the Borrowing Subsidiaries, the Lenders, the Administrative Agent and the Syndication Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          B. The Company has requested that the Lenders amend certain provisions of the Credit Agreement. The
Lenders are willing to do so, subject to the terms and conditions of this Amendment.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.01.  Amendment to Preamble.  The
Preamble to the Credit Agreement is hereby amended by (a) deleting the reference to "$400,000,000" therein and replacing it with "$300,000,000" and (b) deleting the reference to "$40,000,000" therein and replacing it with "$30,000,000".

          SECTION 1.02.  Amendment to Section 1.01.
Section 1.01 of the Credit Agreement is hereby amended by:

          (a) amending the definition of "Eligible Currency" by adding the following to the end thereof:

               ",including the Euro after its adoption by members of the European Union"; and

          (b) inserting in appropriate alphabetical order the following definitions (which shall apply as of the Effective Date (as defined in Section 3 herein)):

               (i) "'Applicable Rate' means, for any day, with respect to any Eurocurrency Standby Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon EBITDA, as set forth below:


   Category    Four-quarter    Facility Fee    Eurodollar
               EBITDA ($MM)        Rate          Spread

      1        Greater than       .200%          .300%
               300

      2        Less than or       .225%          .400%
               equal to 300
               but greater
               than 200

      3        Less than or       .250%          .500%
               equal to 200
               but greater
               than 100

      4        Less than or       .375%          .875%
               equal to 100


          Except as set forth below, EBITDA used on any date to determine the Applicable Rate shall be that for the period of four fiscal quarters ending at the fiscal quarter end next preceding the Financial Statement Delivery Date occurring on or most recently prior to such date; provided that if any Financial Statement Delivery Date shall have occurred and the financial statements required to have been delivered under Section 5.01(a) or
          Section 5.01(b) by such date have not yet been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Category 4."

               (ii) "'Consolidated Net Income' shall mean the net income of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP."

               (iii) "'EBITDA' means, for any period, the consolidated net income of the Company and its consolidated Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization, (d) non-recurring restructuring charges, (e) extraordinary losses and (f) the cumulative effect of changes in accounting principles, minus, to the extent added in computing such consolidated net income for such period the sum (without duplication) of, (a) consolidated interest income, (b) extraordinary gains and (c) the cumulative effect of changes in accounting principles."

                (iv) "'Financial Statement Delivery Date' means the 90th day following the end of each fiscal year of the Company, and the 45th day following the end of each of the first three fiscal quarters in each fiscal year of the Company."

                (v) "'Interest Expense' means, for any
          period, the interest expense of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging agreements) payable in connection with the incurrence of indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP."

          SECTION 1.03.  Amendment to Section 2.05(a).
Section 2.05(a) is hereby amended by deleting the reference to "$40,000,000" therein and replacing it with "$30,000,000".

          SECTION 1.04.  Amendment to Section 2.07(a).
Section 2.07(a) of the Credit Agreement is hereby amended by deleting the phrase "at a rate of %.055 per annum on the amount of the Commitment of such Lender" in the first sentence thereof and replacing it with "which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender".

          SECTION 1.05.  Amendment to Section 2.09(a).
Section 2.09(a) of the Credit Agreement is hereby amended by
(a) deleting the phrase ".095% per annum" in each of the first and third clauses thereof and replacing it with "the Applicable Rate" and (b) deleting clause (iv) of such Section and replacing it with "(iv) in the case of each Swingline Loan, a per annum money market rate quoted by the Swingline Lender plus the Eurodollar Spread plus the Facility Fee Rate (as set forth in the definition of "Applicable Rate") plus 0.50% per annum (computed on the basis of the actual number of days elapsed over a year of 360 days)."

          SECTION 1.06.  Amendment to Section 4.04(b).
Section 4.04(b) of the Credit Agreement is hereby amended by deleting the reference to "June 30, 1996" and replacing it with "March 31, 1998".

          SECTION 1.07.  Amendment to Article IV.
Article IV of the Credit Agreement is hereby amended by adding the following new Section 4.13:

          "SECTION 4.13. Year 2000 Compliance. The cost to the Company and its Subsidiaries of (a) any reprogramming required to permit the proper functioning, in and following the year 2000, of (x) the Company's and its Subsidiaries' computer systems and
     (y) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's and its Subsidiaries' systems interface),
     (b) the testing of all such systems and equipment, as so reprogrammed, and (c) the probable consequences of year 2000 systems remediation issues to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) are not reasonably expected to result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit each of the Company and its Subsidiaries to conduct its business without the occurrence of a Material Adverse Effect."

          SECTION 1.08.  Amendment to Section 6.02.
Section 6.02 of the Credit Agreement is hereby amended by adding the following after the last sentence thereof:

          "Notwithstanding any of the above, nothing in this
     Section 6.02 shall be deemed to prohibit the Company or its Subsidiaries from entering into a sale and leaseback transaction with respect to its Canary Wharf facilities at 11 Westferry Circus, London, England.
     The Company agrees that any proceeds from such a sale and leaseback transaction will be promptly applied to prepay any amounts outstanding under this Agreement."

          SECTION 1.09.  Amendment to Section 6.06(e).
Section 6.06(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(e) in an aggregate principal amount outstanding at any time for all Subsidiaries that, when aggregated with the amount of debt secured by Liens permitted pursuant to Section 6.01(m) and the aggregate book value or sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.02 (but not including the sale and leaseback transaction described in the last sentence of Section 6.02) does not exceed $40,000,000."

          SECTION 1.10.  Amendment to Section 6.07.
Section 6.07 of the Credit Agreement is hereby amended by deleting such Section in its entirety and by substituting, as of the Effective Date, the following:

          "Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than the amount set forth below for the time period set forth below:


Until and on 06/30/98:        $175,000,000

After 06/30/98 until          $150,000,000
12/31/98:

On and after 12/31/98 until
3/31/99:                      $175,000,000

On and after 03/31/99 until
and on 6/30/99:               $175,000,000 plus 25% of
                              cumulative Consolidated Net
                              Income from 01/01/99

After 06/30/99 until
12/31/99:                     $165,000,000

On and after 12/31/99:        $175,000,000 plus 25% of
                              cumulative Consolidated Net
                              Income from 01/01/99.

          SECTION 1.11.  Amendment to Schedule 2.01.
Schedule 2.01 to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the new
Schedule 2.01 attached hereto.

          SECTION 2.  Representations, Warranties and
Agreements. The Company, as to itself and each of its Subsidiaries, and each Borrowing Subsidiary, as to itself, hereby represents and warrants to and agrees with each Lender, the Administrative Agent and the Syndication Agent that:

          (a) The representations and warranties set forth in Article IV of the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) The execution and delivery of this Amendment and the performance by the Company and each Borrowing
     Subsidiary of the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all requisite action and (ii) will not (I) violate (x) any provision of law, statute, rule or regulation, or of the certificate of incorporation, by-laws or other constitutive documents of the Company or any of its Subsidiaries, (y) any order of any Governmental
     Authority or (z) any provision of any indenture, any agreement for borrowed money, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound, (II) be in conflict with, result in a breach of or constitute
     (alone or with notice or lapse of time or both) a default under any such indenture, agreement for borrowed money or other material agreement or instrument or (III) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries.

          (c) This Amendment has been duly executed and delivered by the Company. Each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable against the Company and each Borrowing Subsidiary in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

          (d) As of the Effective Date, after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 3.  Conditions to Effectiveness.  This
Amendment shall become effective as of the date first above written (the "Effective Date") upon satisfaction of the following conditions:

          (a) The Administrative Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Company and the Required Lenders.

          (b) The Administrative Agent shall have received such other documents, instruments, certificates and opinions as it or its counsel shall have reasonably requested.

          (c) The Administrative Agent shall have received payment for all fees and expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          SECTION 4.  Credit Agreement.  Except as
specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

          SECTION 5.  Applicable Law.  THIS AMENDMENT SHALL
BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK.

          SECTION 6.  Counterparts.  This Amendment may be
executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument.

          SECTION 7.  Expenses.  The Company agrees to
reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                              THE READER'S DIGEST
                              ASSOCIATION, INC.

                              by

                              /s/ Craig T. Monaghan
                              Name:  Craig T. Monaghan
                              Title: Vice President &
                                     Treasurer


                              THE CHASE MANHATTAN BANK,
                              individually and as
                              Administrative Agent

                              by

                              /s/ Carol A. Ulmer
                              Name:  Carol A. Ulmer
                              Title: Vice President


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK

                              by

                              /s/ Diana H. Imhof
                              Name:  Diana H. Imhof
                              Title: Vice President


                              BARCLAYS BANK PLC

                              by

                              /s/ Terance Bullock
                              Name:  Terance Bullock
                              Title: Vice President


CITIBANK, N.A.
by
/s/ Theodore J. Beck
Name:  Theodore J. Beck
Title: Attorney-In-Fact


COMMERZBANK AG, New York
and/or Grand Cayman Branches

by

/s/  A. Oliver Welsch-Lehmann
Name:A. Oliver Welsch-Lehmann
Title: Assistant Treasurer

by

/s/ Subash R. Viswanathan
Name:  Subash R. Viswanathan
Title: Vice President


MELLON BANK, N.A.

by

/s/ David McGowan
Name:  David McGowan
Title: Vice President


ISTITUTO BANCARIO SAN PAOLO DI
TORINO

by

/s/ Gerard M. McKenna
Name:  Gerard M. McKenna
Title: Vice President
by

/s/ W. Jones
Name:  W. Jones
Title: Vice President


NATIONAL WESTMINSTER BANK PLC, NEW YORK BRANCH

by

/s/ Anne Marie Torre
Name:  Anne Marie Torre
Title: Vice President


NATIONAL WESTMINSTER BANK PLC, NASSAU BRANCH

by

/s/ Anne Marie Torre
Name:  Anne Marie Torre
Title: Vice President


THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH

by

/s/ John C. Kissinger
Name:  John C. Kissinger
Title: Joint General Manager


SVENSKA HANDELSBANKEN

by

/s/ Geoffrey Walker
Name:  Geoffrey Walker
Title: Senior Vice President

by

/s/ Karl Forsman
Name:  Karl Forsman
Title: Vice President


BANQUE NATIONALE DE PARIS

by

/s/ Nuala Marley
Name:  Nuala Marley
Title: Vice President


BANQUE NATIONALE DE PARIS

by

/s/ Brian M. Foster
Name:  Brian M. Foster         Title: Vice President


UNION BANK OF SWITZERLAND, NEW YORK BRANCH

by

/s/ Jennifer Hanf
Name:  Jennifer Hanf
Title: Assistant Treasurer

by

/s/ Eduardo Salazar
Name:  Eduardo Salazar
Title: Director


ABN AMRO BANK N.V.

by

/s/ Frances O'R. Logan
Name:  Frances O'R. Logan
Title: Group Vice President

by

/s/ David Carrington
Name:  David Carrington
Title: Vice President


THE FUJI BANK, LIMITED, NEW YORK BRANCH

by

/s/ Raymond Ventura
Name:  Raymond Ventura
Title: Vice President & Manager


ING BANK N.V.

by

/s/ M.P. van Achterberg
Name:  M.P. van Achterberg
Title: Company Lawyer

by

/s/ J.R. Kuperus
Name:  J.R. Kuperus
Title: Company Lawyer


CIBC INC.

by

/s/ Cynthia McCahill
Name:  Cynthia McCahill
Title: Executive Director
       CIBC Oppenheimer Corp.,
       as Agent


Guarantor

THE READER'S DIGEST ASSOCIATION, INC.

by

/s/ Craig T. Monaghan
Name:  Craig T. Monaghan
Title: Vice President &
       Treasurer

J. P. MORGAN SECURITIES INC., as Syndication Agent

by

/s/ Jeffrey Hwang
Name:  Jeffrey Hwang
Title: Vice President